EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2025

•Net sales of $1.241 billion, down 6.4% sequentially and down 45.8% from the year ago quarter. The midpoint of our guidance provided on May 6, 2024 was net sales of $1,240 billion.
•On a GAAP basis: gross profit of 59.4%; operating income of $219.1 million and 17.7% of net sales; net income of $129.3 million; and EPS of $0.24 per diluted share. Our guidance provided on May 6, 2024 was for GAAP EPS of $0.19 to $0.24 per diluted share.
•On a Non-GAAP basis: gross profit of 59.9%; operating income of $390.5 million and 31.5% of net sales; net income of $289.9 million; and EPS of $0.53 per diluted share. Our guidance provided on May 6, 2024 was for Non-GAAP EPS of $0.48 to $0.56 per diluted share.
•Returned approximately $315.3 million to stockholders in the June quarter through dividends of $242.6 million and the repurchase of $72.7 million, or 0.8 million shares of our common stock, at an average price of $94.42 per share under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased $2.426 billion, or 31.2 million shares, over the last eleven quarters.
•Record quarterly dividend declared today for the September quarter of 45.4 cents per share, an increase of 10.7% from the year ago quarter.

CHANDLER, Arizona - August 1, 2024 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended June 30, 2024, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

	Three Months Ended June 30, 2024(1)
Net sales	$1,241.3
	GAAP	%	Non-GAAP(2)%
Gross profit	$736.9	59.4%	$743.5	59.9%
Operating income	$219.1	17.7%	$390.5	31.5%
Other expense	$(57.3)		$(57.3)
Income tax provision	$32.5		$43.3
Net income	$129.3	10.4%	$289.9	23.4%
Net income per diluted share	$0.24		$0.53
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the first quarter of fiscal 2025 were $1.241 billion, down 45.8% from net sales of $2.289 billion in the prior year's first fiscal quarter.

GAAP net income for the first quarter of fiscal 2025 was $129.3 million, or $0.24 per diluted share, down from GAAP net income of $666.4 million, or $1.21 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2025 and fiscal 2024, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the first quarter of fiscal 2025 was $289.9 million, or $0.53 per diluted share, down from non-GAAP net income of $905.3 million, or $1.64 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2025 and fiscal 2024, our non-GAAP results exclude the effect of share-based compensation, other manufacturing adjustments, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the first quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 45.4 cents per share, up 10.7% from the year ago quarter. The quarterly dividend is payable on September 5, 2024 to stockholders of record on August 22, 2024.

"We delivered June 2024 quarterly results in line with our guidance as we continued to navigate a challenging macro environment in combination with our customers focusing on reducing their inventory positions based on short lead times for our products," said Ganesh Moorthy, President and Chief Executive Officer. "Our strategic cost management actions have helped maintain financial resilience and operational efficiency in the face of a 6.4% sequential revenue decline this quarter."
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

Mr. Moorthy added, "While the 'green shoots' we observed last quarter have continued, they have not developed as robustly as anticipated. The macro environment particularly for industrial and automotive markets, especially in Europe and the Americas, continues to be weaker than expected, resulting in an extended period over which the inventory correction is playing out. Despite customers’ short-term focus on reducing inventory, we believe that our expanded portfolio, now spanning 8 to 64-bit processors including FPGAs as well as our analog portfolio, positions us well for sustainable, above-market growth across a diverse set of applications."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Despite market challenges, we have maintained our financial health through proactive cost and balance sheet management. While inventory levels exceeded our target range, which is reflective of broader challenging market conditions, we are confident that this inventory positions us well to service customers with short lead times. We believe that our inventory level along with our investment in capacity will allow us to cost-effectively respond when business conditions improve. Our strategy is designed to balance near-term challenges with long-term growth opportunities."

Mr. Moorthy concluded, "Despite the green shoots we observed last quarter developing slower than expected, we do see additional positive business signals, like an uptick in our Data Center business. While in-quarter orders remain crucial for meeting guidance, as is typical in this high-turns environment, uncertain market conditions add complexity to forecasting. As a result, we anticipate September quarter net sales between $1.12 billion and $1.18 billion. We are navigating these unusual market conditions with a balance of prudence and readiness to be well-positioned to capitalize on upside opportunities. Despite near-term inventory and macro challenges, our design-in pipeline and momentum remains strong across markets, driven by our customers' innovation focus. This design momentum, amplified by our focus on Total System Solutions and key Megatrends, is our engine for long-term growth."

Microchip's Highlights for the Quarter Ended June 30, 2024:

•Acquired Neuronix AI Labs to expand our capabilities for power-efficient, AI-enabled edge solutions deployed on field programmable gate arrays (FPGAs).

•Acquired VSI Co. Ltd. to extend automotive networking portfolio with ASA Motion Link technology to enable next-generation software-defined vehicles.

•Expanded our partnership with TSMC to build resiliency in our supply chain; this initiative will focus on specialized 40nm manufacturing capacity for Microchip at Japan Advanced Semiconductor Manufacturing, Inc. (JASM), TSMC’s majority-owned manufacturing subsidiary.

•Announced that Microchip released its 2023 Sustainability Report highlighting our environmental stewardship and social impact.
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

•Announced Microchip’s 24th Annual Worldwide MASTERs Conference in Scottsdale, Arizona taking place from August 12–14. MASTERs offers over 60 technical sessions and features a keynote by Microchip’s President and CEO Ganesh Moorthy.

•Introduced ECC608 TrustMANAGER with Kudelski IoT keySTREAM to offer cloud-based software as a service and leverage secure authentication ICs to enable self-service custom PKI, streamlined in-field provisioning and lifecycle management for IoT devices.

•Authorized as a CVE Numbering Authority (CNA) by the Common Vulnerabilities and Exposures (CVE®) Program. Approved CNA partners help identify, define, catalog and publicly disclose cybersecurity vulnerabilities to better protect systems against attacks.

•Launched Integrated Actuation Power Solution consisting of a configurable family of companion driver boards using our Hybrid Power Drive modules available in silicon carbide (SiC) or silicon (Si) technology. The solution aims to simplify the aviation industry’s transition to More Electric Aircraft (MEA).

•Announced the addition of 12 products to our wireless portfolio including Bluetooth® Low Energy modules, system-on-chip (SoC) products and plug-and-play options.

•Released the AVR® DU family of 8-bit microcontrollers with integrated USB connectivity, enhanced security features and higher power delivery than previous iterations.

•Released an early access version of MPLAB® Extensions for VS Code® to provide embedded designers with tools to import projects from MPLAB X Integrated Development Environment (IDE) to VS Code while still accessing Microchip’s debugging and programming support.

•Expanded our maXTouch® technology with the ATMXT2952TD 2.0 family of touchscreen controllers to offer additional security features like cryptographic authentication and data encryption for touchscreen payment systems.

•Introduced a new family of PIC32CK 32-bit microcontrollers with an integrated Hardware Security Module (HSM) and TrustZone® technology to provide designers with a higher level of security and flexibility.

•Released a radiation-tolerant PolarFire® system-on-chip (SoC) FPGA that offers low-power, zero configuration upsets and RISC-V® architecture for space applications.

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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

•Launched radiation-tolerant DC-DC 50-watt power converters to provide high-reliability solution for new space applications. The LE50-28 power converters are available in nine variants with single- and triple-outputs for optimal design configurability.

•Expanded our radiation-tolerant microcontroller portfolio with the 32-bit SAMD21RT Arm® Cortex®-M0+ Based MCU for the aerospace and defense market.

•Released version 2.4 of the TimeProvider® 4100 grandmaster firmware with an embedded BlueSky™ firewall to detect security threats and validate GNSS before using the signal as a time reference.

•Introduced the TimeProvider® XT Extension System for migrating to a modern synchronization and timing systems architecture. Deployed as an accessory device to Microchip’s TimeProvider 4100 grandmaster, the XT scales up to 200 fully redundant T1, E1 or CC synchronization outputs.

•Announced an On-Board Charger Solution (OBC) to help designers speed time to market for their OBC application by supplying the key technologies from Microchip including the control, gate drive and power stage, as well as the connectivity, timing, sensors, memory and security solutions.

•Announced our portfolio of JAN transistors is now tested and qualified to Military-Standard Enhanced Low Dose Radiation Sensitivity (ELDRS) to ensure high reliability for critical applications.

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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

Second Quarter Fiscal Year 2025 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.12 to $1.18 billion
	GAAP	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	57.8% to 58.7%	$8.1 to $9.1 million	58.5% to 59.5%
Operating Expenses(2)	45.1% to 46.6%	$174.2 to $178.2 million	30.0% to 31.0%
Operating Income	11.2% to 13.6%	$182.3 to $187.3 million	27.5% to 29.5%
Other Expense, net	$57.8 to $58.2 million	($0.2) to $0.2 million	$58.0 million
Income Tax Provision	$13.6 to $23.6 million(3)	$14.1 to $18.9 million	$32.5 to $37.7 million(4)
Net Income	$54.3 to $79.0 million	$163.2 to $173.4 million	$217.5 to $252.4 million
Diluted Common Shares Outstanding	Approximately 542.0 to 542.6 million shares		Approximately 542.0 to 542.6 million shares
Earnings per Diluted Share	$0.10 to $0.14	$0.30 to $0.32	$0.40 to $0.46
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending September 30, 2024. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending September 30, 2024.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2025, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

Capital expenditures for the quarter ending September 30, 2024 are expected to be between $35 million and $40 million. Capital expenditures for all of fiscal 2025 are expected to be about $175 million. We are selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, other manufacturing adjustments, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the first quarters of
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2024 quarter between $80 and $90 per share (however, we make no prediction as to what our actual share
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,
	2024	2023
Net sales	$1,241.3	$2,288.6
Cost of sales	504.4	730.2
Gross profit	736.9	1,558.4

Research and development	241.7	298.5
Selling, general and administrative	150.5	203.6
Amortization of acquired intangible assets	123.0	151.5
Special charges and other, net	2.6	1.7
Operating expenses	517.8	655.3

Operating income	219.1	903.1

Other expense, net	(57.3)	(54.8)
Income before income taxes	161.8	848.3
Income tax provision	32.5	181.9
Net income	$129.3	$666.4

Basic net income per common share	$0.24	$1.22
Diluted net income per common share	$0.24	$1.21

Basic common shares outstanding	536.7	545.1
Diluted common shares outstanding	542.8	551.4

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	June 30,	March 31,
	2024	2024
Cash and short-term investments	$315.1	$319.7
Accounts receivable, net	1,095.8	1,143.7
Inventories	1,308.0	1,316.0
Other current assets	229.4	233.6
Total current assets	2,948.3	3,013.0

Property, plant and equipment, net	1,196.2	1,194.6
Other assets	11,695.2	11,665.6
Total assets	$15,839.7	$15,873.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,520.3	$1,520.0
Current portion of long-term debt	—	999.4
Total current liabilities	1,520.3	2,519.4

Long-term debt	6,167.9	5,000.4
Long-term income tax payable	655.6	649.2
Long-term deferred tax liability	32.2	28.8
Other long-term liabilities	1,057.7	1,017.6

Stockholders' equity	6,406.0	6,657.8
Total liabilities and stockholders' equity	$15,839.7	$15,873.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,
	2024	2023
Gross profit, as reported	$736.9	$1,558.4
Share-based compensation expense	6.6	6.8
Non-GAAP gross profit	$743.5	$1,565.2
GAAP gross profit percentage	59.4%	68.1%
Non-GAAP gross profit percentage	59.9%	68.4%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,
	2024	2023
Research and development expenses, as reported	$241.7	$298.5
Share-based compensation expense	(23.3)	(22.9)
Other adjustments	—	(0.2)
Non-GAAP research and development expenses	$218.4	$275.4
GAAP research and development expenses as a percentage of net sales	19.5%	13.0%
Non-GAAP research and development expenses as a percentage of net sales	17.6%	12.0%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,
	2024	2023
Selling, general and administrative expenses, as reported	$150.5	$203.6
Share-based compensation expense	(14.1)	(14.8)
Other adjustments	(1.3)	1.1
Professional services associated with certain legal matters	(0.5)	(0.5)
Non-GAAP selling, general and administrative expenses	$134.6	$189.4
GAAP selling, general and administrative expenses as a percentage of net sales	12.1%	8.9%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.8%	8.3%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,
	2024	2023
Operating expenses, as reported	$517.8	$655.3
Share-based compensation expense	(37.4)	(37.7)
Other adjustments	(1.3)	0.9
Professional services associated with certain legal matters	(0.5)	(0.5)
Amortization of acquired intangible assets (1)	(123.0)	(151.5)
Special charges and other, net	(2.6)	(1.7)
Non-GAAP operating expenses	$353.0	$464.8
GAAP operating expenses as a percentage of net sales	41.7%	28.6%
Non-GAAP operating expenses as a percentage of net sales	28.4%	20.3%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,
	2024	2023
Operating income, as reported	$219.1	$903.1
Share-based compensation expense	44.0	44.5
Other adjustments	1.3	(0.9)
Professional services associated with certain legal matters	0.5	0.5
Amortization of acquired intangible assets (1)	123.0	151.5
Special charges and other, net	2.6	1.7
Non-GAAP operating income	$390.5	$1,100.4
GAAP operating income as a percentage of net sales	17.7%	39.5%
Non-GAAP operating income as a percentage of net sales	31.5%	48.1%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended June 30,
	2024	2023
Other expense, net, as reported	$(57.3)	$(54.8)
Loss on settlement of debt	—	9.1
Non-GAAP other expense, net	$(57.3)	$(45.7)
GAAP other expense, net, as a percentage of net sales	(4.6)%	(2.4)%
Non-GAAP other expense, net, as a percentage of net sales	(4.6)%	(2.0)%

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended June 30,
	2024	2023
Income tax provision as reported	$32.5	$181.9
Income tax rate, as reported	20.1%	21.4%
Other non-GAAP tax adjustment	10.8	(32.5)
Non-GAAP income tax provision	$43.3	$149.4
Non-GAAP income tax rate	13.0%	14.2%
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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended June 30,
	2024	2023
Net income, as reported	$129.3	$666.4
Share-based compensation expense	44.0	44.5
Other adjustments	1.3	(0.9)
Professional services associated with certain legal matters	0.5	0.5
Amortization of acquired intangible assets	123.0	151.5
Special charges and other, net	2.6	1.7
Loss on settlement of debt	—	9.1
Other non-GAAP tax adjustment	(10.8)	32.5
Non-GAAP net income	$289.9	$905.3
GAAP net income as a percentage of net sales	10.4%	29.1%
Non-GAAP net income as a percentage of net sales	23.4%	39.6%
Diluted net income per common share, as reported	$0.24	$1.21
Non-GAAP diluted net income per common share	$0.53	$1.64
Diluted common shares outstanding, as reported	542.8	551.4
Diluted common shares outstanding non-GAAP	542.8	551.4

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended June 30,
	2024	2023
GAAP cash flow from operations, as reported	$377.1	$993.2
Capital expenditures	(72.9)	(111.1)
Free cash flow	$304.2	$882.1
GAAP cash flow from operations as a percentage of net sales	30.4%	43.4%
Free cash flow as a percentage of net sales	24.5%	38.5%
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

Microchip will host a conference call today, August 1, 2024 at 4:30 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 15, 2024.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 1, 2024 and will remain available until 5:00 p.m. (Eastern Time) on August 15, 2024. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13747161.

Cautionary Statement:

The statements in this release relating to continuing to navigate a challenging macro environment in combination with our customers focusing on reducing their inventory positions, that our strategic cost management actions have helped maintain financial resilience and operational efficiency, that the 'green shoots' we observed last quarter have continued but have not developed as robustly as anticipated, that the macro environment continues to be weaker than expected resulting in an extended period over which the inventory correction is playing out, that we believe that our expanded portfolio positions us well for sustainable, above-market growth across a diverse set of applications, that we have maintained our financial health through proactive cost and balance sheet management, broader challenging market conditions, that we are confident that this inventory positions us well to service customers with short lead times, that we believe that our inventory level along with our investment in capacity will allow us to cost-effectively respond when business conditions improve, that our strategy is designed to balance near-term challenges with long-term growth opportunities, green shoots developing slower than expected, that we see additional positive business signals, that uncertain market conditions add complexity to forecasting, that we anticipate September quarter net sales between $1.12 billion and $1.18 billion, that we are navigating these unusual market conditions with a balance of prudence and readiness to be well positioned to capitalize on upside opportunities, that our design-in pipeline and momentum remains strong across markets, that this design momentum, amplified by our focus on Total System Solutions and key Megatrends, is our engine for long-term growth, our second quarter fiscal 2025 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, capital expenditures for the September 2024 quarter and for all of fiscal 2025, selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the September 2024 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China) due to changes in interest rates, high inflation or the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or customer requests to reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; the impact that the CHIPS Act
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any decreases or increases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 1, 2024 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
First Quarter Fiscal 2025
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve approximately 120,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, AVR, maXTouch, PolarFire and MPLAB are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. TimeProvider is a registered trademark of Microchip Technology Incorporated in the U.S.A. BlueSky is a trademark of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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